ASSET PURCHASE AGREEMENT

THIS ASSET PURCHASE AGREEMENT (this "Agreement") is made and entered into as of the 14th day of May 2013, by and among Solarflex Corp., a Delaware corporation with offices located at 2 Abba Hillel Silver Street, 11th Floor, Ramat Gan 52506 Israel (the "Purchaser") and International Executive Consulting SPRL, an entity organized under the laws of Belgium with offices located in the Ukraine (the "Seller"). The Purchaser and the Seller are sometimes referred to individually as a "Party" and collectively as the “Parties”.

RECITALS

WHEREAS, the Seller owns all right, title and interest in a piece of machine equipment known as a Multi Purpose CVD and PCVD Multiple Target Industrial Vacuum (the "Equipment"); and
WHEREAS, the Purchaser desires to purchase and the Seller desires to sell the Equipment that is located in Israel pursuant to the terms and conditions of this Agreement.
NOW, THEREFORE, in consideration of the mutual benefits to be derived and the representations and warranties, conditions and promises herein contained, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, and intending to be legally bound hereby, the Parties hereto hereby agree as follows:

ARTICLE I.

Purchase and Sale of Assets
1.1    Sale of Assets.        Subject to the terms and conditions set forth in this Agreement, the Seller agrees to sell, transfer and assign to Purchaser, and the Purchaser agrees to purchase the Equipment for the consideration set forth in section 1.2 below.
1.2    Cash and Other Consideration.    The Parties acknowledge and agree that the payment by Purchaser to Seller for the Equipment shall consist of: (i) the sum of thirty thousand ($30,000) US dollars; and (ii) an aggregate of six million (6,000,000) restricted shares of the Purchaser's common stock (the "Shares") valued at one hundred eighty thousand ($180,000) US dollars based upon the most recent sale of Shares by the Purchaser at three ($0.03) US cents per Share.
1.3    Purchaser’s Other Obligation.    Following the Share issuance to Seller provided in Section 1.2 above, Seller will own approximately forty-four (44%) percent of the Purchaser's outstanding Shares and, as a result, Purchaser has agreed that Seller shall be entitled to designate one (1) person to serve on the Purchaser's board of directors, which currently consists of two (2) persons.
1.4    Instruments of Transfer; Further Assurances. In order to consummate the transactions contemplated by this Agreement, the Parties shall duly execute and deliver such other and further documents in order Seller to convey full right, title and interest in the Equipment to the Purchaser, free and clear of all liens, claims and encumbrances.

ARTICLE II.

Representations and Warranties
2.1    Representations and Warranties of Seller. Seller represents and warrants to Purchaser that the following are true and correct on and as of the date of this Agreement and will be true and correct through the Closing as if made on and as of that date:
(a)    The Seller has valid legal ownership to the Equipment, there exists no right or option held by any third party to acquire the Equipment other than the right of Purchaser as provided in this Agreement;
(b)    The Seller acknowledges that after the cash payment and Share issuance (the "Consideration"), Purchaser shall have all right, title and interest to the Equipment.
2.2    Representations and Warranties of Purchaser. Purchaser represents and warrants to Seller that the following are true and correct on and as of the date of this Agreement and will be true and correct through the Closing as if made on and as of that date:
(a)    Purchaser is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware and is qualified to transact business and is in good standing in the jurisdictions where it is required to qualify in order to conduct its business as presently conducted;
(b)    Purchaser has the corporate power and authority to purchase the Equipment and issue the Shares without the necessity of Purchaser obtaining any consent, approval, authorization or waiver or giving any notice or otherwise; and
(c)    The execution, delivery and performance of this Agreement do not and will not:
(1)    constitute a violation of the charter documents of Purchaser;
(2)    constitute a violation of any statute, judgment, order, decree or regulation or rule of any court, governmental authority or arbitrator applicable or relating to Purchaser, or
(3)    constitute a default under any contract to which Purchaser is a party.
(d)    This Agreement has been duly authorized, executed and delivered by Purchaser and constitutes the legal, valid and binding obligation of Purchaser, enforceable in accordance with its terms, except as may be limited by bankruptcy, reorganization, insolvency and similar laws of general application relating to or affecting the enforcement of rights of creditors.

ARTICLE III.

Miscellaneous
3.1    Further Actions. From time to time, as and when reasonably requested by either Party hereto, shall execute and deliver, or cause to be executed and delivered, such documents and instruments and shall take, or cause to be taken, such further or other actions as may be reasonably necessary to transfer, assign and deliver to the other Party, as the case may be, the Equipment or the Shares (or to evidence the foregoing) and to consummate and to effect the other transactions expressly required to be performed by Parties hereunder.
3.2    No Broker. The Parties represent and warrant to each other that they have no obligation or liability to any broker or finder by reason of the transactions which are the subject of this Agreement. 3.3    3.3     Expenses. Except as otherwise specifically agreed in writing herein, the Seller and Purchaser shall each bear their own legal fees, accounting fees and other costs and expenses with respect to the negotiation, execution and the delivery of this Agreement and the consummation of the transactions hereunder.
3.4    Nature and Survival of Representations. All representations and warranties and agreements made by the Seller and Purchaser in this Agreement or pursuant hereto shall survive the Closing of the transactions contemplated hereunder.
3.5    Notices. Any and all notices, elections, demands, or requests permitted or required to be made under this Agreement shall be in writing, signed by the Party giving such notice, election, demand or request and shall be delivered personally or sent by registered, certified or express Postal Mail, postage prepaid, to the other Party at the address set forth above with respect to Purchaser or to such other address as Purchaser shall designate in writing and, with respect to the Seller, at such other address as Seller may have designated in writing. The date of receipt of such notice, election, demand or request shall be deemed the earlier of (i) the date of actual receipt of such notice, election, demand or request, (ii) five (5) days after the date of mailing thereof by registered or certified mail, (iii) two (2) days after the date of mailing thereof by express mail, or (iv) the date of personal delivery thereof, if applicable.
3.6    Assignment. This Agreement shall not be assignable otherwise than by operation of law by any Party without the prior written consent of the other Party, and any purported assignment by any Party without the prior written consent of the other Party shall be void.
3.7    Modification. Except as otherwise noted herein, this Agreement contains the entire agreement between the Parties hereto with respect to the transactions contemplated herein and there are no agreements, warranties or representations which are not set forth herein. This Agreement may not be modified or amended except by an instrument in writing signed by or on behalf of the Parties hereto.
3.8    Governing Law. This Agreement is executed and performable in the State of Israel. The Parties expressly agree that this Agreement shall be enforced, governed and construed in all respects in accordance with the laws of the State of Israel, and exclusive venue for all claims and causes of action for enforcement or interpretation of this Agreement shall be subject to binding arbitration to be held in accordance with the arbitration rules and regulations of the State of Israel.
3.9    Binding Effect. This Agreement shall be binding upon the Parties and inure to the benefit of the successors, assigns, heirs and legal representatives of the respective Parties hereto; provided, however, that this Agreement and all rights hereunder may not be assigned by any Party hereto except with the prior written consent of the other Party.
3.10    Counterparts. This Agreement may be executed in one or more counterparts, all of which shall be one and the same Agreement and shall become effective when one or more counterparts have been signed by the Parties and delivered to the other Party.
3.11    Headings. The headings in this Agreement are for convenience and reference only and shall not be deemed to alter or affect any provision hereof.
3.12    Severability. If any provision of any part of this Agreement or the application thereof to any Party hereto or in any circumstance shall, for any reason and to any extent be invalid or unenforceable, the remainder of this Agreement or of such provision, as well as the application of such circumstances shall not be affected thereby but rather shall be governed to the strictest extent permitted by law.

IN WITNESS WHEREOF, the undersigned have executed this Agreement as of the date first above written.

SOLARFLEX CORP. (PURCHASER)

By: /s/:                      Sergey Rogov
Sergey Rogov,      Chairman and President

INTERNATIONAL EXECUTIVE CONSULTING SPRL (SELLER)

By: /s/:         Lev Zaidenberg
Name            (Title)